UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 25, 2008

FOAMEX INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Rose Tree Corporate Center II
1400 N. Providence Road, Suite 2000
Media, Pennsylvania 19063-2076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 744-2300

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On September 25, 2008, Foamex International Inc. (the “Company”) completed a private placement pursuant to a permitted offer under the terms of its Second Lien Term Credit Agreement, dated as of February 12, 2007, among the Company, Foamex L.P., each lender a party thereto and Bank of America, as administrative agent and collateral agent (the “Credit Agreement”), pursuant to which the Company issued 14,988,010 shares of common stock, par value $0.01 per share (the “Common Stock”), to D. E. Shaw Laminar Portfolios, L.L.C. (“D. E. Shaw”) in exchange for D. E. Shaw’s assignment to the Company of $7,500,000 principal amount of its loans under the Credit Agreement.

The shares of Common Stock issued to D. E. Shaw were issued in reliance on the exemption provided by Section 4(2) under the Securities Act of 1933, as amended.  D. E. Shaw had enough knowledge and experience to evaluate the risks and merits of the investment in the shares being issued and was able to bear the economic risk involved in such an investment.  The issuance was not effected using any form of general advertising or general solicitation.  D. E. Shaw represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to any share certificates issued.  D. E. Shaw had access to adequate information about the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOAMEX INTERNATIONAL INC.

Dated: October 1, 2008	By: /s/ Andrew R. Prusky
Name: Andrew R. Prusky
Title: Senior Vice President, Legal